Exhibit 99.1

Polished.com Inc. Announces Notification of NYSE American Continued Listing Deficiency

BROOKLYN, NY, September 15, 2023 – Polished.com Inc. (the “Company” or “Polished”) (NYSE American: POL) today announced that it had received a deficiency letter (the “Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”).

The Letter stated that because the Company’s common stock had been trading for a low price per share for a substantial period of time, the Company was not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be until March 13, 2024. The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are in the best interests of the Company and its stockholders.

The Letter has no immediate effect on the listing or trading of the Company’s common stock and the Company’s common stock will continue to trade on the NYSE American under the symbol “POL”. Additionally, the Letter does not result in the immediate delisting of the Company’s common stock from the NYSE American. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company is actively engaged in discussions with the NYSE American and is developing plans to regain compliance with the NYSE American’s continued listing standards within the cure period.

About Polished.com Inc.

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project’s budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its “Love-It-Or-Return-It” 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

Investor Relations

ir@polished.com